UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2016

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2016, The Sherwin-Williams Company (“Sherwin-Williams”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Sherwin-Williams, Viking Merger Sub, Inc., a wholly owned subsidiary of Sherwin-Williams (“Merger Sub”), and The Valspar Corporation (“Valspar”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Valspar (the “Merger”). As a result of the Merger, Merger Sub will cease to exist, and Valspar will survive as a wholly owned subsidiary of Sherwin-Williams.

At the effective time of the Merger (the “Effective Time”), each share of Valspar common stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares held by Valspar, Sherwin-Williams, Merger Sub or any of their respective wholly owned subsidiaries) will be converted into the right to receive $113 in cash, without interest (the “Per Share Merger Consideration”).

Pursuant to the Merger Agreement, subject to certain exceptions, each option to purchase Valspar common stock outstanding as of the Effective Time, whether vested or unvested, will be converted into the right to receive a cash payment equal to the product of (1) the total number of shares of Valspar common stock subject to such option and (2) the amount by which the Per Share Merger Consideration exceeds the exercise price per share, less any applicable taxes. Valspar equity awards issued by Valspar between the signing of the Merger Agreement and the Effective Time will be converted at the Effective Time into Sherwin-Williams equity awards pursuant to the terms set forth in the Merger Agreement. Subject to certain exceptions, as of the Effective Time, all other Valspar equity and equity-based awards, subject to time-based or performance-based vesting conditions, will vest and be converted into the right to receive the Per Share Merger Consideration provided for under their terms in effect immediately prior to the Effective Time.

The purchase price is expected to be financed with a combination of new debt and cash on Sherwin-Williams’ balance sheet. Sherwin-Williams executed a commitment letter, dated March 19, 2016, with Citigroup Global Markets Inc., that provides an 18-month commitment, for a $9.3 billion 364-day unsecured bridge loan facility.

The completion of the Merger is subject to customary conditions, including, without limitation, (1) the adoption of the Merger Agreement by Valspar’s stockholders; (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the receipt of other required antitrust approvals, (4) the absence of any order, law or other legal restraint or prohibition preventing or prohibiting completion of the Merger, (5) subject to certain exceptions, the accuracy of representations and warranties of Sherwin-Williams, Merger Sub and Valspar, and (6) the performance or compliance by Sherwin-Williams, Merger Sub and Valspar with their respective covenants and agreements. If in connection with obtaining the required regulatory approvals, the parties are required to divest assets of Valspar or Sherwin-Williams representing, in the aggregate, more than $650 million in net sales, which for purposes of such calculation uses the applicable Valspar assets calculated as of October 30, 2015, regardless of whether Valspar or Sherwin-Williams assets are divested, then the Per Share Merger Consideration will be $105 in cash. Sherwin-Williams is not required to consummate the Merger if antitrust authorities require the divesture of assets of Valspar or Sherwin-Williams representing, in the aggregate, more than $1.5 billion, calculated in the same manner. Valspar’s architectural coatings assets in Australia are excluded from the calculation of the $650 million and/or $1.5 billion threshold if such assets are required to be divested.

The Merger Agreement includes detailed representations, warranties and covenants of Valspar, Sherwin-Williams and Merger Sub. Between the date of execution of the Merger Agreement and the Effective Time, Valspar has agreed to operate its business and the business of its subsidiaries in the ordinary course of business consistent with past practice, to use commercially reasonable efforts to preserve intact its business organizations, assets, key employees, present lines of business, rights, franchises, permits and business relationships and to comply with certain other operating covenants.

In addition, Valspar has agreed not to, and not to permit its subsidiaries or any of their respective representatives to, solicit, initiate or knowingly engage or facilitate any third-party acquisition proposals, and has agreed to restrictions on its, its subsidiaries’ and their respective representatives’ ability to respond to any such proposals. Subject to certain exceptions, each of Valspar, Sherwin-Williams and Merger Sub has agreed to use reasonable best efforts to cause the Merger to be consummated. The Merger Agreement includes termination provisions for both Sherwin-Williams and Valspar and provides that, in connection with a termination of the Merger Agreement under specified circumstances, Valspar will be required to pay Sherwin-Williams a termination fee of $300 million. Such specified circumstances include, among others, termination by Sherwin-Williams for a change of recommendation of the Valspar Board of Directors and termination by Valspar in order to enter into an agreement providing for a Company Superior Proposal (as such term is defined in the Merger Agreement).

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement and (2) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 8.01.	Other Events.

On March 20, 2016, Sherwin-Williams and Valspar issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On March 21, 2016, Sherwin-Williams and Valspar also provided supplemental information regarding the proposed transaction in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Additional Information and Where to Find it

Valspar intends to file with the SEC a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Valspar stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

Valspar and Sherwin-Williams and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Valspar investors and security holders in connection with the contemplated transactions. Information about Valspar’s directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. Information about Sherwin-Williams’ directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that Valspar intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking information about Valspar, Sherwin-Williams and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Sherwin-Williams and its subsidiaries. Sherwin-Williams cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Valspar stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction and the possibility that Valspar stockholders consequently receive $105 per share instead of $113 per share; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks related to the disruption of the transaction to Sherwin-Williams and its management; the effect of announcement of the transaction on Sherwin-Williams’ ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Sherwin-Williams’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in Sherwin-Williams’ Quarterly Reports on Form 10-Q and other documents filed by Sherwin-Williams with the SEC after the date thereof. Valspar and Sherwin-Williams make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, among The Sherwin-Williams Company, Viking Merger Sub, Inc., and The Valspar Corporation, dated as of March 19, 2016.

99.1	Joint Press Release, dated March 20, 2016, issued by The Sherwin-Williams Company and The Valspar Corporation.

99.2	Investor Presentation, dated March 21, 2016.

*	Certain exhibits and schedules have been omitted and Sherwin-Williams agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

March 21, 2016	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, among The Sherwin-Williams Company, Viking Merger Sub, Inc., and The Valspar Corporation, dated as of March 19, 2016.

99.1	Joint Press Release, dated March 20, 2016, issued by The Sherwin-Williams Company and The Valspar Corporation.

99.2	Investor Presentation, dated March 21, 2016.

*	Certain exhibits and schedules have been omitted and Sherwin-Williams agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.